Exhibit 10.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 to the Agreement and Plan of Merger (the “Amendment”), is made as of June 15, 2022 (the “Second Amendment Date”), by and among Ideanomics, Inc. (“Parent”), Longboard Merger Corp., (“Merger Corp”), Via Motors International, Inc. (the “Company”), and Shareholder Representative Services LLC solely in its capacity as Shareholders’ Representative. Each of the foregoing is referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, the Parties have previously entered into a certain Agreement and Plan of Merger dated August 30, 2021, as amended pursuant to Amendment No.1 to Agreement and Plan of Merger dated May 20, 2022 (together, the “Merger Agreement”), pursuant to which Merger Corp will merge with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of the Parent (the “Merger”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement; and

WHEREAS, the Parties desire and agree to amend and supplement certain terms set forth in the Merger Agreement on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, mutually agree as follows:

1.              The following defined terms in Section 1.1 of the Agreement are hereby deleted and replaced with the following:

“Secured Convertible Promissory Note” means the first priority Secured Convertible Promissory Note, issued by the Company to the order of Parent, dated August 30, 2021 and as amended, with the amount, structure, terms and conditions of funding thereunder as specified therein.

“Secured Convertible Promissory Note Amount” means the amount of unpaid principal and interest outstanding from time to time under the Secured Convertible Promissory Note.

“Secured Promissory Note” means the Secured Promissory Note No. 1, issued by the Company to the order of Parent, dated May 20, 2022, or any other secured promissory note issued by the Company to the order of Parent as contemplated in Section 5.23(b) hereof, with the amount, structure, terms and conditions of funding thereunder as specified in such note.

2.             Section 2.10(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“Except as set forth in the Voting and Lock-up Agreements and this Section 2.10, each Major Stockholder shall not sell, assign, transfer or otherwise dispose of, or enter into, any contract, option, swap, hedge, derivative, or other arrangement or understanding with respect to the sale, assignment, pledge, or other disposition of any of the Stock Consideration issued to such Major Stockholder at the Effective Time (such restriction, the “Major Stockholder Lock-up”). The Stock Consideration subject to the Major Stockholder Lock-up shall be released as follows: (A) on a date that is six (6) months from the Closing Date twenty -five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up; (B) on a date that is eight (8) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up; (C) on a date that is ten (10) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up; and (D) on a date that is twelve (12) months from the Closing Date twenty-five percent (25%) of the Stock Consideration issued to the Major Stockholders shall be released from Major Stockholder Lock-up.”

3.               The Merger Agreement is hereby amended by inserting the following new Section 5.23: “5.23 Parent Loans to the Company.

(a)	From time to time until the Closing Date, Parent shall loan the Company such amounts as Parent and the Company mutually agree to meet certain operating expenses of the Company, under the terms of the Secured Convertible Promissory Note, which shall be amended accordingly, with the amounts, structure, terms and conditions of funding thereunder as specified therein (the “Bridge Loans”).

(b)	In addition, from time to time until the Closing Date, Parent shall loan the Company additional amounts for programs and facilities under the terms of one or more Secured Promissory Notes (the Bridge Loans plus the aggregate amounts loaned by Parent to the Company under Secured Promissory Notes, collectively, “Additional Funds.”)

(c)	Parent’s obligation to provide Additional Funds to the Company is subject to the Company delivering an officer’s certificate signed by the chief executive officer of the Company to the effect that, assuming the Additional Funds are provided to the Company (i) the Fundamental Representations of the Company are true and correct in all respects (subject only to de minimis exceptions) as of the date when the certificate is issued, except for those Fundamental Representations of the Company made as of a specified date, which shall be measured only as of such specified date, and (ii) the representations and warranties of the Company in the Merger Agreement (other than the Fundamental Representations) are true and correct (without giving effect to any “materiality” or “Material Adverse Effect” qualifications) in all respects as of the date when the certificate is issued, except for such representations and warranties made as of a specified date, which shall be measured only as of such specified date except, in the case of sub-clause (ii), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on the Group Companies, taken as a whole.

(d)	If this Agreement is terminated, all principal and interest accrued on the Additional Funds advanced by Parent to the Company will be due and payable as follows: (i) if Company terminates this Agreement under Section 9.1(d) or if Parent terminates this Agreement under Section 9.1(b), such amounts will be due and payable on the 6-month anniversary of the occurrence of such termination; provided, however, Parent may not terminate this Agreement under Section 9.1(b) if Parent’s failure to provide any Additional Funds has been a principal cause of or resulted in a material breach of any of the representations, warranties or covenants of the Company in this Agreement; or (ii) if this Agreement is terminated under Section 9.1(a), (c), (d) or (f) or for any other reason, such amounts will be due and payable on the 12 month anniversary of the occurrence of such termination.”

4.               Section 9.1(d) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(d)     by written notice by either the Company or Parent to the other, at any time after August 31, 2022 if the Closing shall not have occurred on or prior to such date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to such party if the action or inaction of such party or any of its Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; also provided, however, that Parent may extend the date in this Section 9.1(d) by up to thirty (30) days at its sole election, by written notice from Parent to Company no later than August 15, 2022.”

5.               The Merger Agreement is hereby amended by inserting the following Section 9.1(f):

“(f)     by the Company, at any time prior to the Closing, if Parent fails to fund the Bridge Loans as agreed by Parent and the Company, subject to satisfaction of the condition in Section 5.23(a) hereof.”

6.              Except to the extent herein expressly modified by the foregoing provisions of this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects.

7.              This Amendment may be executed by electronic signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

IDEANOMICS, INC., a Nevada corporation

By:	/s/ Alf Poor
Name:	Alf Poor
Title:	Chief Executive Officer

LONGBOARD MERGER CORP., a Delaware corporation

By:	/s/ Alf Poor
Name:	Alf Poor
Title:	Chief Executive Officer

VIA MOTORS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Bob Purcell
Name:	Bob Purcell
Title:	CEO

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:	/s/ Sam Rifle
Name:	Sam Rifle
Title:	Managing Director

[Signature Page to Amendment No. 2 to the Merger Agreement]